Exhibit 3.1

Execution Version

CERTIFICATE OF INCORPORATION

OF

WELLFLEET MERGER SUB, INC.

The undersigned does hereby make and acknowledge this Certificate of Incorporation for the purpose of forming a business corporation pursuant to Section 102 of the General Corporation Law of the State of Delaware (the “DGCL”).

ARTICLE I

NAME

The name of the Corporation is Wellfleet Merger Sub, Inc.

ARTICLE II

REGISTERED OFFICE AND REGISTERED AGENT

The address of the Corporation’s registered office in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of the Corporation’s registered agent at such address is The Corporation Trust Company.

ARTICLE III

CORPORATE PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE IV

CAPITAL STOCK

The total number of shares of capital stock that the Corporation shall have authority to issue is one thousand (1,000) shares, which shall be shares of common stock with a par value of $0.00001 per share.

ARTICLE V

RESERVATION OF RIGHT TO AMEND BY-LAWS

In furtherance and not in limitation of the powers conferred by statute, the board of directors of the Corporation is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation to the fullest extent permitted by the provisions of the DGCL.

ARTICLE VI

ELECTION OF DIRECTORS

The election of directors need not be conducted by written ballot except and to the extent provided in the Bylaws of the Corporation.

ARTICLE VII

LIMITATION ON LIABILITY

No director shall be personally liable to the Corporation or its stockholders for monetary damages for breach of such director’s fiduciary duty as a director of the Corporation, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL hereafter is amended to authorize further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended DGCL. Any repeal or modification of this paragraph by the stockholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

The Corporation shall indemnify any director or officer to the fullest extent permitted by Delaware law.

ARTICLE VIII

RESERVATION OF RIGHT TO AMEND
CERTIFICATE OF INCORPORATION

The Corporation reserves the right to amend, alter, restate, change or repeal any provisions contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law and all the provisions of this Certificate of Incorporation and all rights, preferences, privileges and powers conferred in this Certificate of Incorporation on stockholders, directors, officers or any other persons are subject to the rights reserved in this Article VIII.

ARTICLE IX

INCORPORATOR

The name and mailing address of the Incorporator are as follows:

Tolulope Alegbeleye

c/o Covington & Burling LLP

850 10th St NW

Washington, DC 20001-4956

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I, THE UNDERSIGNED, being the Incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the DGCL, do make, file and record this Certificate of Incorporation, hereby declaring and certifying that the facts herein stated are true and, accordingly, have hereunto set my hand this 7th day of January, 2025.

/s/ Tolulope Alegbeleye
Tolulope Alegbeleye
Incorporator